UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2013

HERCULES OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 Greenway Plaza, Suite 2200 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 350-5100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Under the Norwegian Securities Trading Act, a Cayman subsidiary of Hercules Offshore, Inc. (the “Company”) made a mandatory cash tender offer for all remaining shares of Discovery Offshore S.A. (“Discovery”) that were not owned by the Company or its affiliates. The offer expired on August 12, 2013, and the Company received valid acceptances of the offer with respect to 2,054,989 shares.  As a result, the Company and its affiliates owned approximately 98.8% of Discovery's outstanding shares upon the expiration of the mandatory offer on August 12, 2013.  The Company has exercised its rights to acquire the remaining shares pursuant to Luxembourg Law.  Accordingly, as of August 15, 2013, the Company acquired as a matter of law the shares not tendered in the offer on the same terms as the offer and owns 100% of the shares of Discovery.
Discovery is a development stage company whose purpose is to own new ultra high specification jackup drilling rigs.  As a result of the acquisition of Discovery, two ultra high specification rigs, Discovery Triumph and Discovery Resilience, are included in the Company's International Offshore segment.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: August 15, 2013	By:	/s/ Beau M. Thompson
Beau M. Thompson
General Counsel and Secretary